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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-112576) pertaining to the 2004 Equity Incentive Plan, 2004 Non-Employee Directors' Stock Option Plan, 2002 Stock Option Plan, 2001 Stock Option Plan, 2000 Stock Option Plan and 1999 Stock Option Plan of GTx, Inc. of our report dated January 30, 2004, except for Note 13 as to which the date is March 16, 2004, with respect to the financial statements of GTx, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                     /s/ Ernst & Young LLP

Memphis, Tennessee
March 23, 2004